EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the proxy statement/prospectus, which is referred to and made part of this Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-185742) of Gulf Coast Ultra Deep Royalty Trust for the registration of Royalty Trust Units, and to the use therein of our report dated March 11, 2013, with respect to the financial statements of Gulf Coast Ultra Deep Royalty Trust.

/s/ Ernst & Young LLP

Phoenix, Arizona

April 1, 2013